Exhibit 99.1

Volt Information Sciences Reports Second Quarter Results

NEW YORK--(BUSINESS WIRE)--June 10, 2009--Volt Information Sciences, Inc. (NYSE: VOL) today reported financial results for the Company’s second quarter and six months ended May 3, 2009.

Volt will conduct a conference call webcast at 12:00 P.M. (EST) today to discuss second quarter results. The conference call dial-in number is 1-888-396-9927 (toll free) or 1-517-308-9172 (international), passcode: SECOND QUARTER. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.

Attached is a summary of the Company’s results of operations and the notes thereto. The notes are an integral part of the summary.

SECOND QUARTER FISCAL 2009 RESULTS

For the second quarter of fiscal 2009 ended May 3, 2009, the Company reported a net loss of $8.7 million, or ($0.42) per share, compared to net income of $3.4 million, or $0.15 per share, in the fiscal 2008 second quarter. Net sales from continuing operations for the 2009 quarter decreased to $447.1 million, compared to $605.1 million in last year’s comparable quarter.

The Company reported a loss from continuing operations in the second quarter of fiscal 2009 of $8.7 million, or ($0.42) per share, compared to income from continuing operations of $1.3 million, or $0.06 per share, in the fiscal 2008 second quarter. As previously announced during the second quarter, the Company consolidated operations within its Staffing Services segment to reduce redundancies and achieve economies of scale and efficiencies. As a result of these changes, which included office consolidations, the segment incurred a restructuring charge of $4.5 million ($2.7 million, or $0.13 per share, net of taxes) in the second quarter of fiscal 2009. In addition, the Computer Systems segment recorded an impairment charge of $1.2 million ($0.7 million, or $0.04 per share, net of taxes) based upon its annual testing, in the second quarter of fiscal 2009, of goodwill and intangibles.

SIX MONTHS - FISCAL 2009 RESULTS

For the first six months of fiscal 2009 ended May 3, 2009, the Company reported a net loss of $21.7 million, or ($1.04) per share, compared to a net loss of $9.8 million, or ($0.44) per share, in the fiscal 2008 six-month period. Net sales from continuing operations for the first six months of fiscal 2009 decreased to $946.8 million, compared to $1.2 billion in last year’s comparable period.

The Company reported a loss from continuing operations in the 2009 six-month period of $21.7 million, or ($1.04) per share, compared to a loss from continuing operations of $12.3 million, or ($0.56) per share, in the fiscal 2008 six-month period. The Company incurred a restructuring charge of $7.1 million ($4.2 million, or $0.20 per share, net of taxes) and goodwill and long-lived intangible impairment charges of $7.3 million ($6.8 million, or $0.32 per share, net of taxes) in the first six months of fiscal 2009 as compared to a restructuring charge of $1.5 million in the comparable fiscal 2008 period.

Commenting on the results for the second quarter, Mr. Steven A. Shaw, President and CEO of Volt, stated “The Company is taking actions necessary to align our costs with the declines in revenue caused by the current economic environment. The $4.5 million restructuring charge taken in the quarter is the result of combining the Technical and Administrative and Industrial divisions of the Staffing Services segment. This consolidation allows us to continue to provide a complete set of workforce solutions to our customers while significantly reducing operating costs on a go-forward basis.”

STAFFING SERVICES

The $121.8 million, or 24%, decrease in net sales in the second quarter of fiscal 2009 from the comparable fiscal 2008 period was due to a $111.8 million decrease in the Staffing Solutions division and a $10.0 million decrease in the Technology and Consulting division which consists of the Procurestaff and VMC Consulting operations. The segment reported an operating loss of $1.0 million for the second quarter of fiscal 2009 compared to an operating profit of $6.2 million in the comparable fiscal 2008 period. The decrease in operating profit was due to a $13.1 million decrease in the Staffing Solutions division’s operating profit, partially offset by a $5.9 million increase in the Technology and Consulting division’s operating profit.

The decreases in sales and operating profit in the Staffing Solutions division were due to the economic downturn and the division’s consolidation of operations which resulted in a $4.3 million restructuring charge in the second quarter of fiscal 2009. Many of the division’s customers have initiated layoffs, hiring freezes and reductions in contingent labor which resulted in lower sales for the quarter. In addition, operating profit was affected by reduced gross margins due to lower markups.

Despite the decrease in sales in the Technology and Consulting division, the increase in this division’s operating profit was due the absence of several VMC Consulting projects which incurred losses in the prior comparable period and lower overhead due to staff reductions and a restructuring charge of $0.2 million, as well as the absence in the second quarter of fiscal 2009 of start up costs for several new projects.

COMPUTER SYSTEMS

The Computer Systems segment’s sales decrease of $7.7 million, or 15%, in the second quarter of fiscal 2009 from the comparable 2008 period was primarily the result of a decline in project revenue and the transition of a major customer to a variable transaction-based pricing model from a fixed monthly fee model. The segment reported an operating loss of $1.0 million in the second quarter of fiscal 2009 compared to an operating profit of $5.3 million in the comparable fiscal 2008 period. The decrease in operating profit was primarily attributable to the decline in sales. In addition, the segment recorded an impairment charge of $1.2 million based upon its annual testing, in the second quarter of fiscal 2009, of goodwill and intangibles.

TELECOMMUNICATIONS SERVICES

The Telecommunications Services segment’s sales decrease of $29.2 million, or 60%, in the second quarter of fiscal 2009 over the comparable 2008 period was due to decreases of $27.0 million in the Construction and Engineering division and a $2.2 million decrease in the other divisions. The decreases in this segment’s sales and operating profit were primarily due to the absence in 2009 of revenue recognized on a large installation contract as well as higher margin projects which were completed in the second quarter of fiscal 2008. The decrease in operating profit was partially reduced by lower overhead due to cost cutting initiatives and the completion of a large installation contract and other projects.

PRINTING and OTHER

The Printing and Other segment’s sales decrease of $0.2 million, or 11%, for the second quarter of fiscal 2009 from the comparable 2008 period resulted from a decrease in Uruguay printing revenue. The segment reported an operating loss of $0.6 million compared to an operating loss of $0.8 million in the prior comparable period. Despite the decreased sales volume, the improved operating results were due to decreases in selling and administrative expenses.

DISCONTINUED OPERATIONS

As previously announced, the Company sold the net assets of its directory systems and services business as well as its North American publishing operations. The results of operations attributable to those divested assets for the second quarter of fiscal 2008 have been reclassified from the previously reported Telephone Directory segment into Discontinued Operations. The $2.1 million of net income of the discontinued operations in the second quarter of fiscal 2008 was primarily from the North American publishing operations.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents, excluding restricted cash, totaled $141.5 million at the end of the second fiscal quarter of 2009.

At May 3, 2009, the Company had sold a participating interest in accounts receivable of $50.0 million under its securitization program and had the ability to finance an additional $125.0 million under the program. In addition, the Company may borrow under a $42.0 million five-year unsecured revolving credit facility (“Credit Facility”) and the Company’s wholly owned subsidiary, Volt Delta Resources (“Volt Delta”), may borrow under a separate $75.0 million revolving secured credit facility (“Delta Credit Facility”). At May 3, 2009, the Company had borrowed $10.7 million under its Credit Facility and Volt Delta had borrowed $41.7 million under the Delta Credit Facility.

Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 200 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which include the Telecommunications Services and the Computer Systems segments, provide a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit Volt’s web site at http://www.volt.com.

This press release contains forward-looking statements which are subject to a number of known and unknown risks that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. These risks include general economic, competitive and other business conditions, the degree and timing of customer utilization of the Company’s staffing services, the rate of renewals of contracts with the Company, potential employment and customer-related liability, new and expanded government regulations, continued access to qualified employees, continued compliance with loan agreements and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 1600 Stewart Avenue, Suite 100, Westbury, NY 11590, 516-228-6700, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor Information section.

VOLT INFORMATION SCIENCES, INC.
AND SUBSIDIARIES
SUMMARY OF OPERATIONS
(UNAUDITED)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	May 3,	April 27,	May 3,	April 27,
	2009	2008	2009	2008
	(In thousands, except per share dollar amounts)

Net sales	$447,068	$605,087	$946,767	$1,186,141

(Loss) income from continuing operations before minority interest and income taxes	($11,930)	$2,312	($30,700)	($19,428)
Minority interest	(38)	44	314	77
(Loss) income from continuing operations before income taxes	(11,968)	2,356	(30,386)	(19,351)
Income tax benefit (provision)	3,280	(1,055)	8,640	7,014
(Loss) income from continuing operations before items shown below	(8,688)	1,301	(21,746)	(12,337)
Income from discontinued operations – Note C	-	2,069	-	2,499
Net (loss) income	($8,688)	$3,370	($21,746)	($9,838)

	Per Share Data
Per share - basic and diluted:
Net (loss) income from continuing operations before items shown below	($0.42)	$0.06	($1.04)	($0.56)
Income from discontinued operations	-	0.09	-	0.12
Net (loss) income	($0.42)	$0.15	($1.04)	($0.44)

Weighted average number of shares outstanding - basic	20,843	21,991	20,843	22,146
Weighted average number of shares outstanding - diluted	20,843	22,016	20,843	22,146

(Notes Follow)

VOLT INFORMATION SCIENCES, INC.
AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	May 3,	April 27,	May 3,	April 27,
	2009	2008	2009	2008
Net Sales:	(Dollars in thousands)

Staffing Services -- Note A
Traditional Staffing	$372,812	$491,771	$785,462	$960,342
Managed Services	329,900	339,173	585,649	635,718
Total Gross Sales	702,712	830,944	1,371,111	1,596,060
Less: Non-Recourse Managed Services	(318,792)	(325,230)	(562,203)	(608,542)
Net Staffing Services	383,920	505,714	808,908	987,518
Printing and Other	2,138	2,399	7,990	7,628
Telecommunications Services	19,960	49,240	44,336	96,443
Computer Systems	44,460	52,140	92,947	102,923
Elimination of inter-segment sales	(3,410)	(4,406)	(7,414)	(8,371)

Total Net Sales	$447,068	$605,087	$946,767	$1,186,141

(Loss) Income before Minority Interest and Income Taxes
Staffing Services	($1,036)	$6,225	($11,638)	$11,694
Printing and Other	(607)	(795)	(419)	(908)
Telecommunications Services	99	1,896	53	(17,269)
Computer Systems	(1,019)	5,358	1,409	8,610
Total Segment Operating (Loss) Profit	(2,563)	12,684	(10,595)	2,127

General corporate expenses - Note B	(7,945)	(8,608)	(17,721)	(17,512)
Total Operating (Loss) Profit	(10,508)	4,076	(28,316)	(15,385)

Interest income and other (expense), net	(414)	(158)	(45)	(506)
Interest expense	(875)	(1,561)	(2,488)	(3,183)
Foreign exchange (loss) gain, net	(133)	(45)	149	(354)

(Loss) Income from Continuing Operations before Minority Interest and Income Taxes	($11,930)	$2,312	($30,700)	($19,428)

(Notes Follow)

VOLT INFORMATION SCIENCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

	May 3	Nov 2,
	2009	2008
Assets	(Dollars in thousands)
Current Assets
Cash and cash equivalents	$141,492	$120,929
Restricted cash -- Note A	27,838	48,581
Short-term investments	4,125	4,178
Trade receivables, net	382,132	488,482
Inventories	23,167	29,025
Recoverable income taxes	10,838	-
Deferred income taxes	7,800	9,685
Prepaid and other assets	30,830	36,684
Total Current Assets	628,222	737,564

Property, plant and equipment, net	61,177	68,173
Insurance and other assets	1,882	1,276
Deferred income taxes	19,111	17,081
Goodwill	51,442	57,481
Other intangible assets, net	39,036	44,204
Total Assets	$800,870	$925,779

Liabilities and Stockholders’ Equity
Current Liabilities
Short -term borrowings, including current portion of long-term debt	$105,756	$108,216
Accounts payable	190,488	215,265
Accrued wages and commissions	40,235	50,918
Accrued taxes other than income taxes	15,889	22,227
Accrued insurance and other accruals	31,861	33,327
Deferred income and other liabilities	15,210	14,183
Income taxes payable	-	55,569
Total Current Liabilities	399,439	499,705

Long-term debt	11,737	12,082
Deferred income	2,707	3,360
Income taxes	937	937
Deferred income taxes	13,169	14,551
Minority interest	635	2,010
Stockholders’ Equity	372,246	393,134
Total Liabilities and Stockholders’ Equity	$800,870	$925,779

(Notes Follow)

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)

A -	Under certain contracts with customers, the Company manages the customers’ alternative staffing requirements, including transactions between the customer and other staffing vendors (“associate vendors”). When payments to associate vendors are subject to the receipt of the customers’ payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is segregated from cash and cash equivalents on the balance sheet.

B -	Segment operating profit (loss), a non-GAAP measure, is comprised of net sales less cost of sales (direct costs and overhead). In computing segment operating profit (loss), none of the following items have been added or deducted: general corporate expense; interest expense; fees related to sales of accounts receivable; interest income and income taxes.

General corporate expenses, a non-GAAP measure, consist of the costs incurred in the operation of the Company’s shared service centers, and include, among other items, enterprise resource planning, human resources, corporate accounting and finance, treasury, legal and executive functions. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions are included within general corporate expenses as they are not directly allocable to a specific segment.

C -	The following summarizes the income from discontinued operations:
	Three Months Ended	Six Months Ended
	April 27, 2008	April 27, 2008

Sales	$17,025	$27,509

Income from discontinued operations before income taxes	$3,452	$4,170
Income tax provision	(1,383)	(1,671)
Income from discontinued operations	$2,069	$2,499

CONTACT:
Volt Information Sciences, Inc.
Jack Egan and Ron Kochman
212-704-2400
voltinvest@volt.com